UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MVIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 26, 2021, pursuant to notice duly given. The stockholders voted on four proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission April 7, 2021.

The results are as follows:

Proposal 1.	All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Simon Biddiscombe	52,641,975	3,389,781	40,012,134
Robert P. Carlile	52,902,671	3,129,085	40,012,134
Judith Curran	55,890,211	141,545	40,012,134
Seval Oz	55,846,865	184,891	40,012,134
Sumit Sharma	55,739,628	292,128	40,012,134
Mark Spitzer	55,837,260	194,496	40,012,134
Brian Turner	55,145,110	886,646	40,012,134

Proposal 2.	The stockholders approved the Amendment to 2020 MicroVision, Inc. Incentive Plan by the votes set forth in the table below:

For:	52,411,221
Against:	2,400,736
Abstain:	1,219,799
Broker Non-Votes:	40,012,134

Proposal 3.	The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, by the votes set forth in the table below:

For:	95,366,392
Against:	480,255
Abstain:	197,243

There were no broker non-votes on Proposal 3.

Proposal 4.	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below:

For:	48,243,477
Against:	6,438,234
Abstain:	1,350,045
Broker Non-Votes:	40,012,134

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/s/ Kevin D. Wills
Kevin D. Wills
Corporate Secretary

Dated: May 28, 2021